Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 8, 2016, Computer Programs and Systems, Inc. ("CPSI" or the "Company") completed its acquisition of Healthland Holding Inc. ("Healthland"), a Delaware corporation, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015 (as amended, the "Merger Agreement"), among CPSI, Healthland and the other parties thereto. The unaudited pro forma combined condensed financial statements are based on the historical financial statements of CPSI and Healthland and have been prepared to reflect the acquisition of Healthland and the related debt financing.
For purposes of the unaudited pro forma combined condensed balance sheet, the acquisition and related debt financing was assumed to have occurred as of September 30, 2015. For purposes of the unaudited pro forma combined condensed statements of income, the acquisition and related debt financing was assumed to have occurred as of January 1, 2014.
The pro forma adjustments and the assumptions underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma combined condensed financial statements should be read in conjunction with CPSI's historical financial statements and related notes included in its quarterly report on Form 10-Q for the quarter ended September 30, 2015, and its annual report on Form 10-K for the year ended December 31, 2014, as well as Healthland's historical consolidated financial statements and related notes as of and for the nine months ended September 30, 2015 and the year ended December 31, 2014, which have been included in Exhibits 99.1 and 99.2 of this Form 8-K.

Computer Programs and Systems, Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2015

	September 30, 2015
	Historical		Pro Forma
	CPSI	Healthland	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$27,632,714	$2,745,085	$(21,184,723)	(a)	$9,193,076
Investments	10,833,269	—	—		10,833,269
Accounts receivable, net	22,341,663	14,051,370	—		36,393,033
Unbilled receivables	—	657,467	—		657,467
Financing receivables, current portion, net	12,612,300	—	—		12,612,300
Inventories	1,488,113	329,013	—		1,817,126
Deferred tax assets	2,723,331	976,984	4,964,535	(e)	8,664,850
Prepaid income taxes	1,188,242	—	—		1,188,242
Prepaid expenses and other	1,625,269	3,349,636	—		4,974,905
Total current assets	80,444,901	22,109,555	(16,220,188)		86,334,268
Property and equipment, net	15,019,629	1,240,329	—		16,259,958
Financing receivables, net of current portion	1,922,239	—	—		1,922,239
Intangible assets, net	—	35,017,000	76,883,000	(f)	111,900,000
Goodwill	—	62,680,577	91,573,735	(g)	154,254,312
Deferred tax assets	457,036	—	10,136,921	(e)	10,593,957
Deferred financing costs	—	1,073,911	(1,073,911)	(c)	—
Total assets	$97,843,805	$122,121,372	$161,299,557		$381,264,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,814,061	$9,890,020	$—		$14,704,081
Deferred revenue	3,878,588	18,317,979	(1,518,418)	(l)	20,678,149
Accrued vacation	4,019,065	—	—		4,019,065
Other accrued liabilities	7,314,624	11,546,246	10,627,844	(b) (j)	29,488,714
Current portion of long-term debt	—	11,249,228	(8,124,228)	(b)	3,125,000
Total current liabilities	20,026,338	51,003,473	985,198		72,015,009
Deferred tax liabilities	—	6,560,169	(6,560,169)	(e)	—
Deferred revenue	—	3,406,589	(343,529)	(l)	3,063,060
Long-term debt, less current portion	—	98,125,000	45,321,659	(b)	143,446,659
Total liabilities	20,026,338	159,095,231	39,403,159		218,524,728
Stockholders' equity:
Common stock	11,303	36,231	(34,257)	(d) (h)	13,277
Preferred stock	—	32	(32)	(h)	—
Additional-paid-in capital	42,770,421	70,002,717	25,491,692	(d) (h)	138,264,830
Accumulated other comprehensive loss	(11,057)	—	—		(11,057)
Retained earnings	35,046,800	(107,012,839)	96,438,995	(h) (k)	24,472,956
Total stockholders’ equity	77,817,467	(36,973,859)	121,896,398		162,740,006
Total liabilities and stockholders’ equity	$97,843,805	$122,121,372	$161,299,557		$381,264,734

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Computer Programs and Systems, Inc.
Unaudited Pro Forma Combined Condensed Statement of Income
Year Ended December 31, 2014

	Year ended December 31, 2014
	Historical		Pro Forma
	CPSI	Healthland	Adjustments		Combined
Sales revenues	$204,742,137	$113,690,424	$(1,518,418)	(l)	$316,914,143
Cost of sales	110,766,525	77,893,493	15,143,309	(m) (n)	203,803,327
Gross profit	93,975,612	35,796,931	(16,661,727)		113,110,816
Operating expenses:
Sales and marketing	14,369,752	14,285,362	—		28,655,114
Software development costs	—	18,541,311	(18,541,311)	(m)	—
General and administrative	30,019,270	19,537,284	7,142,192	(f) (n)	56,698,746
Total operating expenses	44,389,022	52,363,957	(11,399,119)		85,353,860
Operating income (loss)	49,586,590	(16,567,026)	(5,262,608)		27,756,956
Other income (expense):
Other income	152,419	114,537	—		266,956
Interest expense	—	(9,125,470)	1,893,686	(i)	(7,231,784)
Total other income (expense)	152,419	(9,010,933)	1,893,686		(6,964,828)
Income (loss) before taxes	49,739,009	(25,577,959)	(3,368,922)		20,792,128
Provision for income taxes	16,818,730	836,024	(1,179,123)	(k)	16,475,631
Net income (loss)	$32,920,279	$(26,413,983)	$(2,189,799)		$4,316,497
Net income per share - basic	$2.94		$(2.61)	(d)	$0.33
Net income per share - diluted	$2.94		$(2.61)	(d)	$0.33
Weighted average shares outstanding used in per common share computations:
Basic	11,025,897		1,973,880	(d)	12,999,777
Diluted	11,026,406		2,101,541	(d)	13,127,947

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Computer Programs and Systems, Inc.
Unaudited Pro Forma Combined Condensed Statement of Income
Nine Months Ended September 30, 2015

	Nine months ended September 30, 2015
	Historical		Pro Forma
	CPSI	Healthland	Adjustments		Combined
Sales revenues	$137,943,464	$79,847,873	$(172,044)	(l)	$217,619,293
Cost of sales	81,350,182	46,082,127	11,937,931	(m) (n)	139,370,240
Gross profit	56,593,282	33,765,746	(12,109,975)		78,249,053
Operating expenses:
Sales and marketing	9,306,366	9,445,177	—		18,751,543
Software development costs	—	14,548,487	(14,548,487)	(m)	—
General and administrative	26,806,147	11,394,780	5,452,819	(f) (j) (n)	43,653,746
Total operating expenses	36,112,513	35,388,444	(9,095,668)		62,405,289
Operating income (loss)	20,480,769	(1,622,698)	(3,014,307)		15,843,764
Other income (expense):
Other income	335,076	168,140	—		503,216
Interest expense	—	(6,375,993)	1,107,211	(i)	(5,268,782)
Total other income (expense)	335,076	(6,207,853)	1,107,211		(4,765,566)
Income (loss) before taxes	20,815,845	(7,830,551)	(1,907,096)		11,078,198
Provision for income taxes	5,865,402	615,588	(667,484)	(k)	5,813,506
Net income (loss)	$14,950,443	$(8,446,139)	$(1,239,612)		$5,264,692
Net income per share - basic	$1.32		$(0.93)	(d)	$0.39
Net income per share - diluted	$1.32		$(0.93)	(d)	$0.39
Weighted average shares outstanding used in per common share computations:
Basic	11,074,308		1,973,880	(d)	13,048,188
Diluted	11,074,308		1,973,880	(d)	13,048,188

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Computer Programs and Systems, Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.	BASIS OF PRESENTATION
On January 8, 2016, CPSI completed its acquisition of Healthland pursuant to the Merger Agreement. Also on January 8, 2016, CPSI entered into a new senior secured credit agreement, the proceeds from which were used to fund a portion of the Healthland acquisition.
The unaudited pro forma combined condensed financial information is derived by applying pro forma adjustments to CPSI’s historical consolidated financial statements, as included in its quarterly report on Form 10-Q for the quarter ended September 30, 2015, and its annual report on Form 10-K for the year ended December 31, 2014. The historical financial statements of Healthland have been extracted from its interim financial statements as of and for the nine months ended September 30, 2015, and its annual financial statements for the year ended December 31, 2014.
The pro forma adjustments to the audited and unaudited historical financial statements are based on currently available information and reflect the use of certain estimates and assumptions. The actual effect of the acquisition and related financing transactions ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the acquisition and related financing transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the acquisition, and reflect those items expected to have a continuing impact on the financial results of CPSI.
The unaudited pro forma combined condensed financial statements are presented for informational purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisition and related debt financing occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies or cost savings that the combined entity may achieve.
The unaudited pro forma combined condensed financial information included herein has been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission. As a result, certain information normally included within financial statements and footnotes prepared in accordance with U.S. generally accepted accounting principles has been condensed or omitted.
Certain reclassifications have been made to the historical presentation of Healthland to conform to the presentation used in this unaudited pro forma condensed combined financial information. These reclassifications have no net impact on the historical operating income, income before taxes or net income reported by CPSI or Healthland. Further review of Healthland’s financial statements may result in additional revisions to Healthland’s classifications to conform to the CPSI presentation.

2.	BUSINESS COMBINATION ACCOUNTING
The acquisition was accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standard Board's Accounting Standards Codification Topic 805, Business Combinations. Under the acquisition method of accounting, the total consideration transferred in connection with the acquisition is allocated to the tangible and identifiable intangible assets acquired and the liabilities assumed based on their fair values, in each case based on the estimated fair value of Healthland’s tangible and intangible assets and liabilities as of January 8, 2016, the date on which the acquisition was consummated. The excess of the consideration transferred over the net tangible and identifiable intangible assets acquired will be recorded as goodwill. Our preliminary allocation of the estimated total consideration is set forth below. These amounts are preliminary and may change upon finalization of our fair value estimates.

The preliminary allocation of purchase consideration based on estimated fair values of the assets acquired and the liabilities assumed as if the acquisition of Healthland had taken place on September 30, 2015 is as follows:

Cash consideration	$167,756,382
Common stock	89,802,855
Estimated fair value of options issued	5,747,528
Total purchase consideration	$263,306,765

Purchase consideration allocated to:
Cash and cash equivalents	$2,745,085
Accounts receivable, net	14,051,370
Unbilled receivables	657,467
Inventories	329,013
Deferred tax assets	16,078,440
Prepaid expenses and other	3,349,636
Property and equipment, net	1,240,329
Identifiable intangible assets	111,900,000
Assets acquired	150,351,340

Accounts payable	9,890,020
Deferred revenue	19,862,621
Accrued expenses and other liabilities	11,546,246
Liabilities assumed	41,298,887

Goodwill	154,254,312
Total purchase consideration	$263,306,765

3.	PRO FORMA ADJUSTMENTS
The adjustments in each of the statements presented give consideration to the following:

•
adjustment of the historical net book values of the assets acquired and liabilities assumed to the preliminary estimated fair value and the associated income statement effects, such as revised amortization expense as a result of the fair value adjustment and estimated useful lives;

•
the impact of the purchase price of the Healthland acquisition, including the payment of cash and issuance of 1,973,880 shares of CPSI common stock and CPSI stock options that are exercisable for 174,972 shares of CPSI common stock as part of the consideration transferred to Healthland;

•	borrowings under the Company’s new senior secured credit agreement, and the associated income statement effects;

•	adjustments to the historical financial statements of Healthland in order to present Healthland’s financial statements in conformity with CPSI accounting policies; and

•	consideration of the income tax implications of the pro forma adjustments.

The unaudited pro forma combined condensed balance sheet and unaudited combined condensed statements of income reflect the following adjustments:

(a)	To reflect cash consideration paid for the acquisition of Healthland and net proceeds from the senior secured credit facility.

Term loan facility	$125,000,000
Revolving credit facility	25,000,000
Original issue discount	(791,000)
Total borrowings	149,209,000
Origination costs	(2,637,341)
To reflect net proceeds from the senior secured credit facility	$146,571,659
To reflect cash consideration paid for the acquisition of Healthland	(167,756,382)
Pro forma adjustment to cash	$(21,184,723)

(b)
To reflect the borrowings under the new senior secured credit facility, net of original issue discount and deferred financing costs, as well as the repayment of Healthland long-term debt and related accrued interest.

Total borrowings	$146,571,659
Less: current portion	(3,125,000)
Total borrowings, net of current portion	143,446,659
Repayment of Healthland debt	(98,125,000)
Pro forma adjustment to long-term debt, less current portion	$45,321,659
Current portion of borrowings	3,125,000
Repayment of Healthland's current portion	(11,249,228)
Pro forma adjustment to current portion of long-term debt	$(8,124,228)

Repayment of Healthland accrued interest	54,000
Pro forma adjustment to other accrued liabilities	$54,000

(c)
To reflect the elimination of Healthland deferred financing costs. The Company has reflected deferred financing costs of the new senior secured credit facility as a reduction in the long-term debt balance in adjustment (b) above.

(d)
To reflect the CPSI common stock and CPSI stock options issued to Healthland as part of the purchase consideration. Pro forma earnings per share ("EPS") reflects the impact of the CPSI common stock and CPSI stock options issued as part of the purchase consideration as if they were outstanding from the beginning of each of the periods presented in the statements of income. Additionally, pro forma EPS also reflects the impact the stock options have on the dilutive potential common shares, which is calculated using the treasury stock method.

(e)
To reflect the preliminary estimate of the impact to deferred tax assets and liabilities, including the elimination of the valuation allowance on Healthland’s deferred tax assets. Because Healthland will be included in the Company’s consolidated tax return following the acquisition, the Company has determined that there will be sufficient taxable income to realize the deferred tax assets. However, the income tax benefit related to the reduction in the valuation allowance is not reflected in the pro forma statements of income because it will not have a continuing impact.

(f)	To reflect the preliminary estimate of the fair value of identifiable intangible assets and to adjust amortization expense for the periods below:

			Amortization expense
	Estimated fair value	Estimated useful life in years	Year ended December 31, 2014	Nine months ended September 30, 2015
Developed Technology	$26,400,000	3 -9 years	$3,363,889	$2,522,917
Trademarks	15,000,000	5-23 years	1,190,870	893,152
Customer Relationships	70,500,000	11-14 years	5,668,831	4,251,623
	111,900,000		10,223,590	7,667,692
Healthland historical intangible assets, net balance	35,017,000
Pro forma adjustment to identifiable intangible assets, net	$76,883,000

Historical intangible assets amortization expense			(6,479,400)	(4,801,800)
Pro forma adjustment to intangible assets amortization expense			$3,744,190	$2,865,892

(g)	To reflect the preliminary calculation of goodwill based on the excess of the purchase consideration over the fair value of the assets acquired and liabilities assumed.

(h)	To reflect the elimination of Healthland’s historical equity.

(i)
To reflect the interest expense and amortization of debt discount and deferred financing costs related to the new senior secured credit facility using a current interest rate of 4.41%, less interest expense recognized in the historical periods related to Healthland debt that was repaid. A 0.125% increase or decrease in interest rates would result in a change in interest expense of approximately $185,548 for the year ended December 31, 2014 and $134,766 for the nine months ended September 30, 2015.

(j)
To reflect accrued acquisition costs of $10,573,844 related to the Healthland acquisition, $3,063,131 of which represents the assumption of seller acquisition costs incurred prior to the acquisition. Also, to reflect the elimination of $23,630 of acquisition costs incurred in the statement of income for the nine months ended September 30, 2015.

(k)	To reflect the income tax effect of pro forma adjustments based on the statutory rate of 35%.

(l)
To reflect the adjustment to decrease the assumed deferred revenue to the preliminary estimated fair value. Also, to reflect the impact that the pro forma decrease in preliminary estimated assumed deferred revenue will have on revenue in the statements of income. After the acquisition, the adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as the services are provided over the next three years.

(m)	To reflect the reclassification of Healthland software development costs into cost of sales to conform to CPSI reporting.

(n)	To reflect the reclassification of Healthland employee benefits from cost of sales to general and administrative expenses to conform to CPSI reporting.